Exhibit 99.1

News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com
Wright Express Reports Third-Quarter Financial Results
Revenue Rises 10%; Earnings Exceed Guidance;
Company Signs Long Term Agreement to Provide Outsourced Services to Citi
SOUTH PORTLAND, MAINE – October 31, 2007 — Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the third quarter ended September 30, 2007.
Total revenue increased 10% to $87.7 million from $79.7 million in the third quarter of 2006. Net income to common shareholders on a GAAP basis was $22.2 million, or $0.55 per diluted share, compared with $34.4 million, or $0.83 per share, for the comparable quarter last year. On a non-GAAP basis, the Company’s adjusted net income increased 40% to $22.4 million, or $0.55 per diluted share, from $16.0 million, or $0.39 per diluted share, for the year-earlier period. Adjusted net income excludes the impacts of non-cash, mark-to-market adjustments on the company’s fuel price related derivative instruments and the amortization of purchased intangibles.
Wright Express uses fuel-price derivative instruments to mitigate financial risks associated with the variability in fuel prices. For the third quarter of 2007, the Company’s GAAP financial results include an unrealized $300,000 pre-tax, non-cash, mark-to-market gain on these instruments. For the third quarter of 2006, the Company reported an unrealized pre-tax, non-cash, mark-to-market gain of $31.1 million. The Company also reported $400,000 of amortization on purchased intangibles related to the acquisition of TelaPoint. Exhibit 1 reconciles adjusted net income for the third quarters of 2007 and 2006, which has not been determined in accordance with GAAP, to net income as determined in accordance with GAAP.
Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis, to eliminate the volatility associated with its derivative instruments, and to measure the amount of cash that is available for making payments on the Company’s financing debt and discretionary purposes. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.
Third-Quarter 2007 Performance Metrics
•	Payment processing transactions increased 15% to 53.6 million and transaction processing transactions decreased 35% to 9.8 million, primarily reflecting the conversion to payment processing of the Company’s ExxonMobil portfolio in December 2006. Total fuel transactions processed increased 3% from the third quarter of 2006 to 63.4 million.

•	Average number of vehicles serviced was approximately 4.4 million, compared with approximately 4.3 million in the third quarter of 2006.

•	Average expenditure per payment processing transaction increased 2% to $59.19 from $57.95 for the same period last year.

•	Average retail fuel price was $2.88 per gallon, compared with $2.87 per gallon in the third quarter a year ago.

•	Total MasterCard purchase volume grew 40% to $511 million from $366 million for the comparable period in 2006.

•	Wright Express repurchased approximately 274,000 shares of its common stock at a cost of approximately $10 million during the third quarter of 2007.
Additional selected non-financial metrics are presented in Exhibit 2.
Management Comments
“Earlier today, we announced a new strategic agreement with Citi that will include outsourcing major oil fleet card portfolios and help drive growth for Wright Express in the small fleet market,” said Michael Dubyak, president and chief executive officer.  “We are excited about the potential for this alliance with Citi to increase our penetration in the small fleet market through these major oil company brands.”
“Operationally, the business continued to perform well this quarter, and our financial results were better than we expected,” said Dubyak.  “Taking into account fluctuations in fuel prices, revenue exceeded our forecast and the positive mismatch on our derivatives was larger than expected.  As a result, adjusted net income came in two cents per share higher than the top end of our guidance.”
“TelaPoint revenue for the third quarter was also in line with our forecast,” Dubyak said.  “Integration is going well, and both the Wright Express and TelaPoint sales groups are enthusiastic about the potential to leverage our channels and partner and fleet relationships to create new opportunities for cross-selling.”
“We have strong earnings momentum, and Wright Express continues to deliver exceptional value to fleets of all sizes,” Dubyak said.  “The front end of our business is producing solid growth and our sales pipeline is in excellent shape.  Looking farther ahead, we are confident in our ability to capture a larger share of total U.S. fleet spend, diversify our revenue streams, and execute our growth strategy —including our new relationship with Citi.”
Financial Guidance
Wright Express Corporation is issuing financial guidance for the fourth quarter of 2007 and updating financial guidance for the full year 2007. The Company’s guidance excludes the impact of non-cash, mark-to-market adjustments on its fuel-price-related derivative instruments, as well as approximately $700,000 of amortization of purchased intangibles in the fourth quarter. The fuel prices referenced below are based on the applicable NYMEX futures price:
•	For the fourth quarter of 2007, revenue in the range of $81 million to $86 million. This is based on an assumed average retail fuel price of $2.74 per gallon.

•	Fourth-quarter 2007 adjusted net income, excluding unrealized gain or loss on derivative instruments and amortization of purchased intangibles, in the range of $18 million to $20 million, or $0.47 to $0.50 per diluted share, based on approximately 41 million shares outstanding.

•	For the full year 2007, revenue in the range of $326 million to $331 million. This is based on an assumed average retail fuel price of $2.76 per gallon.

•	Net income for the full year 2007, excluding unrealized gain or loss on derivative instruments and amortization of purchased intangibles, in the range of $76 million to $78 million, or $1.88 to $1.91 per diluted share, based on approximately 41 million shares outstanding.
Conference Call Details
In conjunction with this announcement, Wright Express will host a conference call today, October 31, at 10:00 a.m. (ET) to discuss the Company’s third-quarter financial results and business outlook. The conference call will be webcast live, and can be accessed at the “Investor Relations” section of the Company’s website (www.wrightexpress.com). The live conference call can also be accessed by dialing (877) 719-9795 or (719) 325-4767. A replay of the webcast will be available on the Company’s website for approximately three months.
About Wright Express
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for approximately 300,000 commercial and government fleets containing 4.4 million vehicles. Wright Express markets these services directly as well as through more than 125 strategic relationships, and offers a MasterCard-branded corporate card. The Company employs more than 675 people and maintains its headquarters in South Portland, Maine. For more information about Wright Express, please visit http://www.wrightexpress.com.
This press release contains forward-looking statements, including statements regarding Wright Express Corporation’s: expectation of growth in the small fleet market; potential to leverage channels and partner and fleet relationships to create new opportunities for cross-selling; expectations about the sales pipeline; expectation of realizing positive results from the Company’s agreement and relationship with Citi; ability to diversify its revenue streams; and guidance for fourth-quarter and full-year 2007 results.
These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include: volatility in fuel prices; fourth-quarter and full-year 2007 fueling patterns; the effect of the Company’s fuel-price-related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; the risks associated with the profitability and integration of TelaPoint, Inc.’s operations; changes in interest rates and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on February 28, 2007, and the Company’s other periodic and current reports.  Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues
Payment processing revenue	$66,987	$59,256	$188,154	$163,905
Transaction processing revenue	3,684	4,701	10,811	13,254
Account servicing revenue	6,915	6,098	19,423	17,939
Finance fees	7,230	6,157	19,362	16,638
Other	2,836	3,477	7,697	8,755

Total revenues	87,652	79,689	245,447	220,491

Expenses
Salary and other personnel	16,222	15,236	48,050	44,786
Service fees	3,677	3,313	10,788	9,730
Provision for credit losses	3,300	4,998	12,606	11,218
Technology leasing and support	2,015	2,076	6,617	5,873
Occupancy and equipment	1,483	1,547	4,579	4,842
Depreciation and amortization	3,922	2,734	10,562	7,940
Operating interest expense	9,158	6,911	25,025	17,560
Other	4,873	3,741	14,668	11,990

Total operating expenses	44,650	40,556	132,895	113,939

Operating income	43,002	39,133	112,552	106,552

Financing interest expense	(3,179)	(3,592)	(9,310)	(10,986)
Loss on extinguishment of debt	—	—	(1,572)	—
Net realized and unrealized (losses) gains on derivative instruments	(4,701)	18,138	(25,030)	(9,849)
Decrease in amount due to Avis under tax receivable agreement	1,706	—	1,706	—

Income before income taxes	36,828	53,679	78,346	85,717
Provision for income taxes	14,583	19,235	29,435	30,067

Net income	22,245	34,444	48,911	55,650

Change in available-for-sale securities, net of tax effect of $34 and $(14) in 2007 and $50 and $(12) in 2006	62	99	(25)	(19)
Change in interest rate swaps, net of tax effect of $(431) and $(593) in 2007 and $(169) and $(132) in 2006	(622)	(334)	(856)	(286)
Foreign currency translation	13		13

Comprehensive income	$21,698	$34,209	$48,043	$55,345

Earnings per share:
Basic	$0.56	$0.85	$1.22	$1.38
Diluted	$0.55	$0.83	$1.20	$1.34

Weighted average common shares outstanding:
Basic	39,990	40,362	40,121	40,313
Diluted	41,060	41,538	41,232	41,499

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2007	2006
	(unaudited)

Assets
Cash and cash equivalents	$46,001	$35,060
Accounts receivable (less reserve for credit losses of $9,684 in 2007 and $9,749 in 2006)	1,064,857	802,165
Available-for-sale securities	8,185	8,023
Property, equipment and capitalized software, net	45,165	39,970
Deferred income taxes, net	360,166	377,276
Intangible assets	21,613	2,421
Goodwill	293,987	272,861
Other assets	15,630	13,239

Total assets	$1,855,604	$1,551,015

Liabilities and Stockholders’ Equity
Accounts payable	$418,993	$297,102
Accrued expenses	31,570	26,065
Income taxes payable	—	813
Deposits	555,964	394,699
Borrowed federal funds	—	65,396
Revolving line-of-credit facilities	206,700	20,000
Term loan, net	—	129,760
Derivative instruments, at fair value	18,775	4,524
Other liabilities	4,528	1,170
Amounts due to Avis under tax receivable agreement	401,160	418,359
Preferred stock; 10,000 shares authorized:
Series A non-voting convertible, redeemable preferred stock; 0.1 shares issued and outstanding	10,000	10,000

Total liabilities	1,647,690	1,367,888

Stockholders’ Equity
Common stock $0.01 par value; 175,000 shares authorized, 40,632 in 2007 and 40,430 in 2006 issued	407	404
Additional paid-in capital	96,490	89,325
Retained earnings	142,173	93,262
Other comprehensive income, net of tax:
Net unrealized loss on available-for-sale securities	(123)	(98)
Net unrealized (loss) gain on interest rate swaps	(622)	234
Net foreign currency translation adjustment	13	—

Accumulated other comprehensive income	(732)	136
Less treasury stock at cost, 972 shares in 2007 and no shares in 2006	(30,424)	—

Total stockholders’ equity	207,914	183,127

Total liabilities and stockholders’ equity	$1,855,604	$1,551,015

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2007	2006

Cash flows from operating activities
Net income	$48,911	$55,650
Adjustments to reconcile net income to net cash used for operating activities:
Net unrealized loss (gain) on derivative instruments	14,251	(22,176)
Stock-based compensation	3,150	2,402
Depreciation and amortization	11,204	8,748
Foreign currency adjustments	13	—
Loss on extinguishment of debt	1,572	—
Deferred taxes	17,717	27,719
Provision for credit losses	12,606	11,218
Loss on disposal and impairment of property and equipment	—	42
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	(274,779)	(198,379)
Other assets	(3,299)	(2,518)
Accounts payable	121,852	105,626
Accrued expenses	5,214	1,658
Income taxes	(1,271)	—
Other liabilities	348	816
Amounts due to Avis under tax receivable agreement	(17,199)	(14,685)

Net cash used for operating activities	(59,710)	(23,879)

Cash flows from investing activities
Purchases of property and equipment	(12,477)	(8,738)
Purchases of available-for-sale securities	(1,031)	(2,120)
Maturities of available-for-sale securities	830	14,917
Acquisition, net of cash acquired	(40,428)	—

Net cash (used for) provided by investing activities	(53,106)	4,059

Cash flows from financing activities
Excess tax benefits from equity instrument share-based payment arrangements	2,099	302
Payments in lieu of issuing shares of common stock	(1,180)	(682)
Proceeds from stock option exercises	3,065	1,451
Net increase in deposits	161,265	43,084
Net decrease in borrowed federal funds	(65,396)	(16,651)
Net borrowings on 2007 revolving line-of-credit facility	206,700	—
Loan origination fees paid for 2007 revolving line-of-credit facility	(998)	—
Net repayments on 2005 revolving line-of-credit facility	(20,000)	(2,000)
Repayments on term loan	(131,000)	(27,500)
Repayments of acquired debt	(374)	—
Purchase of shares of treasury stock	(30,424)	—

Net cash provided by (used in) financing activities	123,757	(1,996)

Net change in cash and cash equivalents	10,941	(21,816)
Cash and cash equivalents, beginning of period	35,060	44,994

Cash and cash equivalents, end of period	$46,001	$23,178

Supplemental cash flow information:
Interest paid	$31,226	$26,889
Income taxes paid	$10,646	$1,032
Significant non-cash transactions:
Capitalized software licensing agreement	$2,872	$—

Exhibit 1
Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Income
Third Quarter 2007
(in thousands)
(unaudited)

	Three months ended	Three months ended
	September 30, 2007	September 30, 2006
Adjusted net income	$22,353	$15,960
Non-cash, mark-to-market adjustments on derivative instruments	331	31,064
Amortization of purchased intangibles	(408)	—
Tax impact of mark to market adjustments and amortization of purchased intangibles	(31)	(12,580)

GAAP net income	$22,245	$34,444

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:
•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with fuel-price derivative contracts;

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate; and

•	The amortization of purchased intangibles has no impact on the operations of the business.
For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.

Exhibit 2
Wright Express Corporation
Selected Non Financial Metrics

	Q3 2007*	Q2 2007*	Q1 2007*	Q4 2006	Q3 2006
Fleet Payment Processing Revenue:

Payment processing transactions (000s)	53,595	53,181	50,559	45,075	46,800

Gallons per payment processing transaction	20.6	20.3	20.3	20.6	20.2

Payment processing gallons of fuel (000s)	1,103,268	1,082,132	1,024,847	926,605	944,458
Average fuel price	$2.88	2.95	2.43	2.37	2.87
Payment processing $ of fuel (000s)	$3,172,482	3,196,224	2,493,781	2,194,543	2,712,120
Net payment processing rate	1.93%	1.93%	1.99%	2.13%	2.02%
Fleet payment processing revenue (000s)	$61,230	61,777	49,607	46,647	54,841

MasterCard Payment Processing Revenue:
MasterCard purchase volume (000s)	$510,585	464,425	385,153	332,934	365,739
Net interchange rate	1.13%	1.12%	1.19%	1.23%	1.21%
MasterCard payment processing revenue (000s)	$5,757	5,197	4,587	4,089	4,416
Definitions:
Payment processing transactions represents the total number of purchases made by fleets that have a payment processing relationship with Wright Express.
Payment processing gallons of fuel represents the total number of gallons of fuel purchased by fleets that have a payment processing relationship with Wright Express.
Payment processing $ of fuel represents the total dollar value of the fuel purchased by fleets that have a payment processing relationship with Wright Express.
Net payment processing rate represents the percentage of the dollar value of each payment processing transaction that Wright Express records as revenue from merchants less any discounts given to fleets or strategic relationships.
MasterCard purchase volume represents the total dollar value of all transactions that use a Wright Express MasterCard branded product.
Net interchange rate represents the percentage of the dollar value of each MasterCard transaction that Wright Express records as revenue less any discounts given to customers.

*	2007 results are affected by the conversion of the ExxonMobil portfolio to a payment processing relationship.